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                           FORM OF PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes



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
Pricing Supplement No. 13                                                                        Trade Date: 03/05/01
(To Prospectus dated March 22, 2000 and Prospectus                                               Issue Date: 03/08/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is March 7, 2001
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

         CUSIP
          or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UAN4             $6,537,000.00                6.0%                  03/15/11                 100%
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

    Interest Payment
       Frequency                                                                Dates and terms of redemption
      (begin date)          Survivor's Option     Subject to Redemption        (including the redemption price)
    ----------------        -----------------     ---------------------        --------------------------------
        4/15/01                    Yes                   Yes                           100%     3/15/02
        monthly                                                                    semi-annually thereafter
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                              Discounts and
    Proceeds to UPS            Commissions            Reallowance               Dealer               Other Terms
    ---------------           -------------           -----------            -------------           -----------
     $6,438,945.00               $98,055                 $2.00               ABN AMRO Inc.
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